EXHIBIT 16.2


                    [LETTERHEAD OF GRASSI & CO., CPAs, P.C.]


                                                                 October 9, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                       Re: Scantek Medical, Inc.
                                                           ---------------------

Gentlemen:

            We have read the Form 8-K dated October 9, 2002 of Scantek Medical, Inc (the "Company") and are in agreement with the statement contained therein pertaining to us.

                                                    Very truly yours,

                                                 /s/Grassi & Company, CPAs, P.C.
                                                    Grassi & Company, CPAs, P.C.

c.c. Scantek Medical, Inc.